SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/x/	Soliciting Material Pursuant to Rule 14a-12.
QUANTA SERVICES, INC.
(Name of Registrant as Specified In Its Charter)
UTILICORP UNITED INC.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note

        UtiliCorp United Inc., a Delaware corporation ("UtiliCorp"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission (the "SEC") on February 21, 2002 with respect to the solicitation of proxies for electing nominees to the board of directors of Quanta Services, Inc. ("Quanta") at the 2002 annual meeting of stockholders of Quanta (the "Quanta Annual Meeting").

  NEWS RELEASE
  For Immediate Release

UTILICORP RETAINS ADVISORS IN PROXY CONTEST
Seeks Control of Quanta Services Board To Maximize Stockholder Value

Kansas City, MO, February 21, 2002—UtiliCorp United Inc. ("UtiliCorp") (NYSE: UCU) announced today that it has retained Salomon Smith Barney as its financial advisor and Morrow and Co. as its proxy solicitor in connection with its previously announced intent to seek control of the board of directors of Quanta Services, Inc. ("Quanta") (NYSE: PWR) through a proxy contest. UtiliCorp's legal advisor is Milbank, Tweed, Hadley & McCloy LLP.

        Keith Stamm, President and Chief Operating Officer of UtiliCorp's Global Networks Group, said "Quanta's disappointing financial performance underscores the failure of its current board of directors to create value for Quanta stockholders. Our concern over the uncertain future of our existing investment in Quanta, coupled with the decision made by Quanta's board to violate an agreement between our two companies concerning our right to purchase additional stock, has forced us to pursue control of the Quanta board of directors. Today, UtiliCorp owns nearly 40 percent of Quanta's stock. As Quanta's largest stockholder, we cannot sit still in the face of continued poor performance which jeopardizes our investment and actions by the Quanta board which are intended to entrench the current directors rather than to serve the best interests of the stockholders. If we are successful in this proxy contest, the goal of our nominees will be to maximize value for all Quanta stockholders."

About UtiliCorp

Based in Kansas City, UtiliCorp United is an international electric and gas company with energy customers and operations across the U.S. and in Canada, the United Kingdom, New Zealand, and Australia. Its Aquila subsidiary is one of the largest wholesalers of electricity and natural gas in North America. Aquila also provides wholesale energy services in the U.K. and has a presence in Scandinavia and Germany. At December 31, 2001, UtiliCorp had total assets of approximately $12.0 billion and 12-month sales of $40.4 billion. Additional information is available at www.utilicorp.com.

Important Information

UtiliCorp United Inc. plans to file a proxy statement with the Securities and Exchange Commission relating to UtiliCorp's solicitation of proxies from Quanta stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. UTILICORP UNITED INC. ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. UtiliCorp's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of UtiliCorp's proxy statement, when it becomes available, by writing to UtiliCorp United Inc. at 20 West Ninth Street, Kansas City, Missouri 64105 or by contacting Morrow and Co., toll free at 1-800-654-2468. DETAILED INFORMATION REGARDING THE NAMES, AFFILIATION AND INTERESTS OF INDIVIDUALS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES OF QUANTA'S STOCKHOLDERS WILL BE AVAILABLE IN THE SOLICITING MATERIALS ON SCHEDULE 14A FILED BY UTILICORP WITH THE SEC ON FEBRUARY 21, 2002.

Investor Contact:	Media Contact:
Ellen Fairchild UtiliCorp United Inc. (816) 527-1409	Judith Wilkinson / Matt Sherman Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

* * * *

IMPORTANT INFORMATION

        UtiliCorp plans to file a proxy statement with the SEC relating to UtiliCorp's solicitation of proxies from the stockholders of Quanta with respect to the election of directors at the Quanta Annual Meeting. UTILICORP ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. UtiliCorp's proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of UtiliCorp' proxy statement, when it becomes available, by writing to UtiliCorp United Inc. at 20 West Ninth Street, Kansas City, Missouri 64105 or by contacting Morrow and Co., toll free at 1-800-654-2468.

INFORMATION REGARDING PARTICIPANTS

        UtiliCorp and certain directors and executive officers of UtiliCorp may be deemed to be participants in UtiliCorp's solicitation of proxies in connection with the election of directors of Quanta at the Quanta Annual Meeting (the "Solicitation"). The current directors and executive officers of UtiliCorp that may be deemed to be participants in the Solicitation (the "Individual Participants") are: Robert K. Green (President and Chief Executive Officer and a director), Edward K. Mills (Senior Vice President), R. Paul Perkins (Senior Vice President, Corporate Development), John A. Shealy (Senior Vice President, Corporate Development), Keith G. Stamm (President and Chief Operating Officer, Global Networks Group), and Daniel J. Streek (Senior Vice President and Chief Financial Officer).

        UtiliCorp has an interest in the Solicitation from its beneficial ownership of 3,444,961 shares of Series A convertible preferred stock, par value $0.00001, of Quanta (the "Series A Convertible Preferred Stock") and 12,018,374 shares of common stock, par value $0.00001, of Quanta (the "Common Stock"). Robert K. Green has an interest in the Solicitation from his beneficial ownership of phantom stock units with respect to 26,768 shares of Common Stock and options to purchase 30,000 shares of Common Stock, and Terrence P. Dunn has an interest in the Solicitation from his beneficial ownership of 5,000 shares of Common Stock and options to purchase 15,000 shares of Common Stock. In addition, Robert K. Green and Terrence P. Dunn are also directors of Quanta and receive customary compensation from Quanta in exchange for their services. Information regarding the interests and affiliations of Robert K. Green and Terrence P. Dunn with Quanta is contained in Quanta's Annual Report on Form 10-K for the year ended December 31, 2000 and its proxy statement for the annual meeting of stockholders of Quanta held on May 24, 2001, which are filed with the SEC. Finally, UtiliCorp appointed Keith G. Stamm as a director of Quanta to replace James G. Miller (who retired in November 2001) as one of three directors on Quanta's Board exclusively elected by the owner of the Series A Convertible Preferred Stock; however, Quanta has not recognized such appointment.

        In addition, the Individual Participants have interests in the Solicitation from their positions as directors and/or executive officers of UtiliCorp, for which they receive customary compensation from UtiliCorp in exchange for their services, and as stockholders of UtiliCorp. Information regarding the interests and affiliations of such Individual Participants with UtiliCorp is contained in UtiliCorp's Annual Report on Form 10-K for the year ended December 31, 2000 and its proxy statement for the annual meeting of stockholders of UtiliCorp held on May 2, 2001, which are filed with the SEC.

Additional information with respect to the Individual Participants' beneficial ownership of common stock and stock options of UtiliCorp is set forth below:

Name of Director/Officer	UtiliCorp Common Stock		UtiliCorp Stock Options (1)
Robert K. Green	2,650,189	(2)	490,096
Edward K. Mills	76,762		74,700
R. Paul Perkins	26,386		—
John A. Shealy	88,250		—
Keith G. Stamm	81,355		72,447
Daniel J. Streek	9,538		5,600
(1)
Such options are exercisable within 60 days of 12/31/01
(2)
Includes 2,117,600 shares of common stock of UtiliCorp held in the Green Family UCU Limited Partnership